Exhibit 10.2

Amendment to Sigma Labs, Inc. 2013 Equity Incentive Plan

The reference in Section 3 to the 2013 Equity Incentive Plan of Sigma Labs, Inc. (the “Plan”) to the total number of shares of Common Stock which may be offered, or issued as restricted stock or unrestricted stock on the exercise of Options or SARs, under the Plan shall be 750,000 shares.